                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                               13-2518270
  (State or other jurisdiction                      (I.R.S. Employer
  of organization or incorporation)                 Identification No.)

  150 GLOVER AVENUE, NORWALK, CONNECTICUT           06856
  (Address of principal                             (Zip Code)
  executive offices)

          PROGRESSIVE ANGIOPLASTY SYSTEMS, INC. 1996 STOCK OPTION PLAN
           PROGRESSIVE ANGIOPLASTY SYSTEMS, INC. DIRECTOR OPTION PLAN
            ADVANCED CORONARY TECHNOLOGY, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                Thomas R. Bremer
                    Senior Vice President and General Counsel
                       United States Surgical Corporation
                                150 Glover Avenue
                           Norwalk, Connecticut 06856
                                 (203) 845-1000
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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
-------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED                 PROPOSED
                                                       MAXIMUM                  MAXIMUM
  TITLE OF                     AMOUNT                  OFFERING                 AGGREGATE             AMOUNT OF
  SECURITIES TO BE             TO BE                   PRICE                    OFFERING              REGISTRATION
  REGISTERED                   REGISTERED              PER SHARE*               PRICE*                FEE
-------------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $ .10 PER SHARE             200,000 SHARES          $33.1875                 $6,637,500             $2,011.36
-------------------------------------------------------------------------------------------------------------------
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         *Pursuant to Rule 457(h), these prices are estimated for the purpose of calculating the registration fee and are based on the average of the high and low sales prices of the registrant's Common Stock on the New York Stock Exchange on September 19, 1997.

         There are also registered hereunder such additional indeterminent number of shares as may be issued as a result of the anti-dilution provisions of the Plans.

PART I

         Item 1.  Plan Information.

Not included pursuant to Form S-8 instructions.

         Item 2.  Registrant Information and Employee Plan Information.

Not included pursuant to Form S-8 instructions.



PART II

         Item 3. Incorporation of Documents by Reference.

The following documents filed by United States Surgical Corporation, a Delaware Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

1. Annual Report on Form 10-K for the year ended December 31, 1996.

2. Current Report on Form 8-K filed March 18, 1997.

3. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

4. The description of the Company's Common Stock, par value $ .10 per share, contained in the Form 8-B Registration Statement declared effective by the Commission on August 3, 1990, as amended by the Certificate of Amendment to the Company's Certificate of Incorporation filed as Exhibit 3(e) to Item 14(c) of 1 above.

All other reports and documents subsequently filed by the Company with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment, which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof.

         Item 4. Description of Securities.

         Not applicable.
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         Item 5. Interests of Named Experts and Counsels.

         Thomas R. Bremer, Senior Vice President and General Counsel for the Company, whose opinion is provided in connection with this Registration Statement, may be deemed to own beneficially 249,710 shares of the Company's common stock.

         Item 6. Indemnification of Directors and Officers.

Subject to certain procedures and limitations set forth therein, the Delaware General Corporation law permits the Company to indemnify any person against expenses (including attorney's fees), judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding in which such person was, or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws generally state that the Company's officers, directors, employees and agents shall be provided the indemnification permitted under the Delaware statute.

The Company maintains a directors and officers liability insurance policy which provides for the payment of certain liabilities and expenses and for reimbursement to the Company of indemnification payments made by the Company to its officers and directors.

         Item 7. Exemption From Registration Claimed.

         Not Applicable


         Item 8. Exhibits.

         (4)      (a)      Certificate of Incorporation filed March 14, 1990.
                           Exhibit 3 (a) to registrant's Form 8-B declared effective August 3, 1990.*

                  (b) Certificate of Amendment to the Company's Certificate of Incorporation, filed February 4, 1997. Exhibit 3(d) to Item 14(c).*

                  (c) Progressive Angioplasty Systems, Inc. 1996 Stock Option Plan - Filed herewith.

                  (d) Progressive Angioplasty Systems, Inc. Director Option Plan - Filed herewith.

                  (e) Advanced Coronary Technology, Inc. 1993 Stock Option Plan - Filed herewith.

         (5)               Opinion of Thomas R. Bremer - Filed herewith.

         (15)              Letter re unaudited interim financial information -
                           Filed herewith.

         (23)     (a)      Consent of Deloitte & Touche LLP - Filed herewith.

                  (b)      Consent of Thomas R. Bremer - Included in Exhibit 5.

         (24)              Power of Attorney - Filed herewith.

         *        Previously filed as indicated and incorporated by reference.
                  Exhibits incorporated by reference are located in S.E.C. File No. 1-9776.

         Item 9. Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10
(a) (3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                  (2) That, for the purpose for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13 (a) or section 15 (d) of the Securities
Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on the 22nd day of September, 1997.

                           UNITED STATES SURGICAL CORPORATION
                                            (Registrant)

                                    By:/s/ Thomas R. Bremer
                                    -----------------------------
                                    Thomas R. Bremer
                                    Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----
_*______________________           Chairman of the Board,                       September 22, 1997
(Leon C. Hirsch)                   and Chief Executive Officer
                                   (Principal Executive Officer)
                                   and Director

_*______________________           Director                                     September 22, 1997
(Julie K. Blake)


*_______________________           Director                                     September 22, 1997
(John A. Bogardus, Jr.)

*_______________________           Director                                     September 22, 1997
(Thomas R. Bremer)

*_______________________           Director                                     September 22, 1997
(Turi Josefsen)

*_______________________           Director                                     September 22, 1997
(Douglas L. King)

*_______________________           Director                                     September 22, 1997
(William F. May)

_______________________            Director                                     September 22, 1997
(James R. Mellor)

*_______________________           Director                                     September 22, 1997
(Barry D. Romeril)

*_______________________           Director                                     September 22, 1997
(Howard M. Rosenkrantz)

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
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SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----
*_______________________           Director                                     September 22, 1997
(Marianne Scipione)

*_______________________           Director                                     September 22, 1997
(John R. Silber)

*_______________________           Senior Vice President and                    September 22, 1997
(Richard A. Douville)              Chief Financial Officer
                                   (Principal Financial Officer)

*_______________________           Vice President and Controller                September 22, 1997
(Joseph C. Scherpf)                (Principal Accounting Officer)

*By Power of Attorney

                                        6
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                                 EXHIBIT INDEX

Exhibit No.     Item                                            Location
-----------     ----                                            --------
 4(a)           The Company's Certificate of Incorporation      Incorporated by
                                                                reference from
                                                                Exhibit 3(a) to
                                                                registrant's
                                                                Form 8-B
                                                                effective
                                                                August 3, 1990

 4(b)           Certificate of Amendment to the Company's       Incorporated by
                Certificate of Incorporation                    reference from
                                                                the Company's
                                                                Form 10-K filed
                                                                February 4, 1997

 4(c)           Progressive Angioplasty Systems, Inc. 1996
                Stock Option Plan

 4(e)           Progressive Angioplasty Systems, Inc.
                Director Stock Option Plan

 4(e)           Advanced Coronary Technology, Inc. 1993 Stock
                Option Plan

 5              Opinion of Thomas R. Bremer

15              Letter re unaudited interim financial information

23(a)           Consent of Deloitte & Touche LLP

23(b)           Consent of Thomas R. Bremer - Included in Exhibit 5

24              Power of Attorney
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